UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2018

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive Suite 200 Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (610)254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 1.01    Entry into a Material Definitive Agreement

Amendment to Term Loan Agreement with CRG Servicing LLC

On June 6, 2018, Strongbridge Biopharma plc (the “Company”) and its subsidiaries, Strongbridge U.S. Inc., Cortendo Cayman Ltd., Strongbridge Ireland Limited and Cortendo AB (publ), entered into a second amendment (the “Loan Amendment”) to the Term Loan Agreement with CRG Servicing LLC, as administrative agent and collateral agent, and the lenders named therein (the “Lenders”), dated as of July 14, 2017, as amended by Amendment 1 to Term Loan Agreement, dated as of January 16, 2018 (the “Term Loan Agreement”).

The primary purposes of the Loan Amendment (as requested by the Company) are to reduce the aggregate commitments under the Term Loan Agreement from $100 million to $95 million and to combine the third and fourth borrowing tranches under the Term Loan Agreement into one final borrowing tranche for up to $10 million (the “Final Tranche”).  Under the terms of the Loan Amendment, the Final Tranche borrowing must occur on or before March 19, 2019.  The Final Tranche is subject to the Company’s achievement of a certain revenue milestone, which under the Loan Amendment must be satisfied on or prior to December 31, 2018, and satisfaction of a market capitalization condition for the 20 consecutive trading days ending on the trading day immediately prior to the Final Tranche borrowing date (as described in the Term Loan Agreement, as amended by the Loan Amendment).

Pursuant to the terms of the Loan Amendment, if the Company borrows the Final Tranche, it must issue to the Lenders, or their designees, one or more warrants to purchase a number of the Company’s ordinary shares equal to an aggregate of (i) 0.10% of its ordinary shares outstanding following such issuance on a fully diluted basis (inclusive of the ordinary shares underlying all such warrants issued), at an exercise price equal to 110% of the closing price of the Company’s ordinary shares on the date immediately preceding the Final Tranche borrowing date and (ii) 0.25% of its ordinary shares outstanding following such issuance on a fully diluted basis (inclusive of the ordinary shares underlying all such warrants issued), at an exercise price equal to 140% of the 10-day volume weighted-average price (VWAP) per share of the Company’s ordinary shares of the consecutive 10-trading-day period ending on the trading day prior to the Final Tranche borrowing date.

The foregoing description of the Loan Amendment is not complete and is qualified in its entirety by reference to the full text of the Loan Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal year quarter ended June 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ A. Brian Davis
	Name:	A. Brian Davis
	Title:	Chief Financial Officer

Date: June 11, 2018